Exhibit 10.5

Hancock Holding Company

One Hancock Plaza

Post Office Box 4019

Gulfport, Mississippi 39502

228-868-4000

Re: Incentive Stock Option

We are pleased to inform you of your grant of an Incentive Stock Option to purchase shares of Hancock Holding Company stock (“Incentive Stock Option” or “Option”). The specifics of the Option granted to you, including the grant date, number of shares, vesting schedule, exercise period, expiration date, and other terms and conditions, as applicable, that are set forth in this online notification of your grant constitute a part of this Agreement and are incorporated herein by this reference. This Award Agreement sets out other provisions applicable to the grant of your Incentive Stock Option.

The information in this Award Agreement is highly confidential. If you have any questions regarding your award or this Award Agreement, such questions should be directed only to your immediate supervisor or to the Director of Corporate Human Resources, Manager of Compensation and Benefits, Executive Compensation Analyst, Manager of Corporate Trust Operations, or their subsequent replacements. Neither this award nor any of the provisions of this Award Agreement should be disclosed to or discussed with any other persons, specifically including other personnel of Hancock Holding Company or its subsidiaries. This confidentiality provision is not intended to preclude you from discussing this award or the contents of this Agreement with your spouse or other members of your immediately family or with your tax advisors. Neither will any disclosure of the award required to comply with federal or state security or other laws be deemed a violation of this provision.

The Board of Directors has granted your Incentive Stock Option under the Hancock Holding Company 2005 Long-Term Incentive Plan (the “Plan”). The Plan is administered by a committee appointed by the Board of Directors of the Company (the “Committee”), which has authority to make certain determinations as to the terms of and to interpret the Option granted to you under the Plan.

Before accepting this grant, you should review the Plan and the Prospectus. A link has been provided in this online notification from which you may access copies of these documents. You should pay particular attention to the Plan since it sets forth other provisions which cover your Incentive Stock Option. Also, you should note that the acceptance of your Option means that you have agreed to take any reasonable action required to meet the requirements imposed by Federal and State securities and other laws, rules or regulations and by any regulatory agencies having jurisdiction and you have agreed to allow the Company to withhold from any payments made to you, or to collect as a condition of payment, any taxes required by law to be withheld because of this Option. The Prospectus contains an explanation of certain Federal Income Tax consequences and is current as of the date of the Prospectus. However, since tax laws often change, you should consult your tax advisor for current information at any given time.

The vesting schedule applicable to your Incentive Stock Option will be accelerated and your Incentive Stock Option will become one hundred percent (100%) vested in the event of your death or your permanent disability (disability to be determined by the Committee) provided the following conditions are met at the time of your death or disability:

1. You are an active employee of the Company or one of its subsidiaries;

2. You are in good standing with the Company (i.e., meeting expectations performance rating as established by the Company); and

3. You have at least ten years of service with the Company or its subsidiaries. For this purpose, years of service with any entity (the “Acquired Entity”) acquired by the Company or its subsidiaries in a merger, stock exchange or similar transaction shall be counted as years of service with the Company, provided you were employed by the Acquired Entity on the effective date of the merger with or other acquisition by the Company and/or its subsidiary. The number of years of service with the Acquired Entity to be taken into account for this purpose shall be the maximum years credited for seniority time in accordance with the policies and procedures of the Acquired Entity prior to such merger or acquisition.

In addition, your Incentive Stock Options shall become one hundred percent (100%) vested and immediately exercisable upon a CHANGE IN CONTROL, as defined in the Plan and Prospectus, while you are employed by the Company.

Vested Options may be exercised at any time during their exercise period in whole or in part. At the time you exercise your Incentive Stock Option, you will be governed by the limitations of the exercise procedures approved under the Plan, including any determination of acceptable forms of payment of the exercise price.

Your Incentive Stock Option is not transferable except by will, the laws of descent and distribution or a beneficiary designation filed with the Company. During your life, your Incentive Stock Option may be exercised only by you, or if you become disabled and your Incentive Stock Option is still exercisable, by your duly appointed guardian or other legal representative.

All unvested Options will immediately be forfeited upon your termination of employment. All vested unexercised Incentive Stock Options will terminate on your last date of employment (termination of employment with or without cause) with the Company or its subsidiaries, except for termination due to your death, disability or normal retirement. If termination of your employment occurs as a result of death or disability, the vested unexercised Options will not terminate for one year. If termination of your employment occurs as a result of your normal retirement, the vested unexercised Options will not terminate for six months; however, Options that are not exercised within three months of your termination of employment in connection with you normal retirement will cease to qualify as Incentive Stock Options and will not qualify for the favorable tax treatment available on exercise of an incentive stock option (see the discussion below and in the Prospectus). In no case shall the Options be exercised more than ten years from the date of the grant of this award (or five years from the date of the grant of this award if, on the date of the grant, you own more than ten percent of the stock of the Company).

In the event of your termination of service with the Company for any reason (other than your death, disability or normal retirement) within six (6) months of an exercise of all or any part of the Option granted hereunder, the shares you acquire pursuant to such exercise must be tendered to the Company within thirty days of such termination. The Company shall purchase the shares so tendered for a purchase price equal to the exercise price paid by you for such shares. The purchase price shall be paid by the Company in cash in a single payment. The Company shall receive good and marketable title to such shares, free of any encumbrances. This obligation shall be binding upon your personal representatives, heirs-at-law, successors and assigns.

The Company must be notified prior to any transfer of the shares acquired upon exercise of the Option.

Shares of Common Stock acquired upon exercise of the Option shall be issued to you either in a certificate representing such shares or in a DRS book entry with an appropriate stop transfer instruction to assure compliance with the resale and transfer restrictions under this Award Agreement. However, you may request, in writing to the Committee, that all shares acquired upon exercise of the Option be issued to you in a certificate in lieu of a DRS book entry. Any certificate so issued will contain the following legend:

“The shares of common stock of Hancock Holding Company (the “Company”) represented by this stock certificate are subject to certain obligations of resale to the Company and the transfer of such shares are subject to certain requirements, all of which are set forth in an Award Agreement entered into by and between the Company and the named certificate holder under which Incentive Stock Options were awarded to the certificate holder, and, as such, the certificate holder is required to notify the Company by contacting the Trust Department of Hancock Bank at (228) 563-7663 prior to any such transfer.”

A notation shall be made on the stock register of the Company so that transfers of the shares will not be affected on the records of the Company without compliance with these restrictions.

All Options granted hereunder, whether vested or unvested, shall immediately be forfeited and may not be exercised in the event your employment with the Company is terminated “for cause” and the Company shall thereafter have no further obligation to you and you shall have no further rights hereunder. For this purpose, termination “for cause” shall mean (a) your willful and continued failure to meet and fulfill the duties and obligations of your employment with the Company, whether pursuant to the terms of an employment agreement or otherwise, (other than due to incapacity resulting from physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes you are not fulfilling or performing said obligation; (b) your willful misconduct which is materially injurious to the Company, monetarily, or which otherwise materially damages the Company’s business; (c) any act of fraud, disloyalty, dishonesty or any willful violation of any law or significant policy of the Company committed in connection with your employment and resulting in a material adverse effect on the Company; (d) misappropriation or intentional damage to the properties or operations of the Company; (e) any willful act or acts of dishonesty resulting or intended to result in gain to you or your personal enrichment at the Company’s expense. For purposes hereof, no act or failure to act shall be considered “willful” unless not in good faith and done or omitted without reasonable belief that such act or omission was in the best interest of the Company.

Your Incentive Stock Option is designed to meet the requirements of Section 422 of the Internal Revenue Code and to qualify for the favorable tax treatment applicable to such options. Among other requirements, in order to obtain the favorable tax treatment for your Incentive Stock Option, you may not dispose of the stock acquired upon exercise of the Option within two years after the grant of the Incentive Stock Option or within one year after issuance of the shares to you pursuant to your exercise of the Option. The favorable tax treatment and tax consequences are discussed in detail in the Prospectus.

This Award Agreement is required by the Plan. Your electronic acceptance of this grant of an Incentive Stock Option indicates your acceptance of this Award Agreement and the terms and provisions of this grant.

Please remember the strict confidentiality requirements of this Agreement.

Again, we congratulate you on your award. Thank you for your service to Hancock Holding Company.